SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  NOVEMBER 22, 2005

DATE OF EARLIEST EVENT REPORTED:  NOVEMBER 21, 2005

KENILWORTH SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEW YORK	0-08962	84-1641415
(STATE OR OTHER	(COMMISSION FILE NO.)	(IRS EMPLOYER
JURISDICTION OF		IDENTIFICATION
INCORPORATION)		NUMBER)

185 WILLIS AVENUE, SUITE #4 MINEOLA, NY	11501
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)	(ZIP CODE)

(516) 741-1352
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Press Releases and Contract Exhibit

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)  On November 21, 2005 Kenilworth Systems Corporation received a notice of resignation dated November 20, 2005 from Gino Scotto, Chief Executive Officer and a Director pursuant to which he resigned any and all positions held by him with Kenilworth Systems Corporation.  On November 21, 2005 Andrew Hirko resigned as Senior Vice President.

 (c)  Herbert Lindo on November 21, 2005, assumed the position of Chief Executive Officer.  Herbert Lindo, age 80, also holds the position of President, Chairman, Chief Financial Officer and Treasurer of Kenilworth Systems Corporation.  He has served as an Officer, Director and President of the Company since 1972 during which period he has devoted his full time to the affairs of the Company.  The appointment still requires the approval of the Board of Directors.  Herbert Lindo was previously married to Joyce Clark, a Director of the Company.  Mr. Lindo has no written agreements with the Company.

At the Company’s Annual Shareholder’s Meeting held on September 13, 2005, the Shareholders ratified the issuance of 25,000,000 shares of the Company’s Common Stock to Herbert Lindo, the Inventor of two (2) additional patents assigned to Kenilworth.

ITEM  9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits

The following exhibits are annexed hereto:

17.                                 Letter of Resignation from Gino Scotto dated November 20, 2005

99.1         Press Release dated November 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KENILWORTH SYSTEMS CORPORATION

Registrant

/s/ Herbert Lindo
Herbert Lindo, Chairman

Dated: November 22, 2005